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                                                                    EXHIBIT 10.5

                           FIELD EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of this 22nd day of September, 1999, by and between Manufacturers Bank (the "Bank") and Burton J. Field (the "Employee").

         WHEREAS, the Bank is the wholly-owned subsidiary of MB Financial, Inc. (the "Holding Company");

         WHEREAS, the Employee serves as the President and Chief Executive Officer of the Bank;

         WHEREAS, the Employee and the Bank have entered into an employment agreement dated November 12, 1992 (the "Prior Employment Agreement"), which the Employee is willing to terminate with no obligation to him thereunder on the part of the Bank or any of its affiliates, in consideration of the Bank's entering into this Agreement;

         WHEREAS, the board of directors of the Bank (the " Board of Directors") believes it is in the best interests of the Bank and its subsidiaries and its shareholder for the Bank to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and its subsidiaries;

         WHEREAS, the Board of Directors has approved and authorized the execution of this Agreement with the Employee;

         NOW THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

         1. DEFINITIONS.

                  (a) The term "Change in Control" means (1) an event of a nature that (i) results in a change in control of the Holding Company or the Bank within the meaning of the Bank Holding Company Act of 1956, as amended and 12 C.F.R. Part 225 (or any successor statute or regulation) or (ii) requires the filing of a notice with the Federal Deposit Insurance Corporation under 12 U.S.C. sections 1817(j) and 12 C.F.R. Part 303 (or any successor statute or regulation); (2) an event that would be required to be reported in response to
Item 1 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than an event at the completion of which the stockholders of the Holding Company hold more than 40% of the outstanding stock of the resulting entity; (3) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Holding Company (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED THAT any person becoming a director subsequently whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (5) consummation of a plan of reorganization, merger, consolidation, sale of all or substantially all of the assets of the Holding Company or a similar transaction in which the Holding Company is not the resulting entity, other than an event at the completion of which the stockholders of the Holding Company hold more than 40% of the outstanding stock of the resulting entity; PROVIDED THAT the term "change in control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Holding Company or the merger of Coal City Corporation into Avondale Financial Corp.
(the former name of the Holding Company).

                  (b) The term "Date of Termination" means the date upon which the Employee's employment with the Bank ceases, as specified in a notice of termination pursuant to Section 8 of this Agreement,

                  (c)      The term "Effective Date" means September 1, 1999.

                  (d) The term "Involuntary Termination" means the termination of the employment of Employee (i) by the Bank without his express written consent; or (ii) by the Employee by reason of a material diminution of or interference with his duties, responsibilities or benefits, including (without limitation) any of the following actions unless consented to in writing by the
Employee: (1) a requirement that the Employee be based at any place other than Chicago, Illinois, or within a radius of 35 miles from the location of the Bank's principal office located at 1200 N. Ashland Avenue,


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Chicago, Illinois, except for reasonable travel on Bank business; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank and Holding Company-wide reduction in staff; (4) a reduction in the Employee's salary or a material adverse change in the Employee's perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank and the Holding Company; (5) a material permanent increase in the required hours of work or the workload of the Employee; or (6) the failure of the Board of Directors to elect Employee as President and Chief Executive Officer of the Bank (or successor of the Bank) or any action by the Board of Directors (or a board of directors of a successor of the Bank) removing him from such office, or the failure of the Holding Company (or any successor of the Holding Company) to elect him as a director of the Bank (or any successor of the Bank) or any action by the Holding Company removing him from such office.
The term "Involuntary Termination" does not include Termination for Cause, termination of employment due to death, disability pursuant to Section 7(h) of this Agreement, retirement or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.

                  (e) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee with the Bank because of the Employee's willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or (except as provided below) material breach of any provision of this Agreement. No act or failure to act by the Employee shall be considered willful unless the Employee acted or failed to act in bad faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of the Board duly called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board of Directors the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

                  (f) The term "Voluntary Termination" shall mean termination of employment by the Employee voluntarily as set forth in Section 7(e) of this Agreement.

         2. TERM; TERMINATION OF PRIOR EMPLOYMENT AGREEMENT. The term of this Agreement shall be a period of three years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, PROVIDED THAT the Bank has not given 90 days prior written notice that the extensions will cease. The Prior Employment Agreement shall terminate as of immediately prior to the Effective Date, with no obligation to the Employee thereunder on the part of the Bank and its affiliates, except for Salary (as defined in Section 4 below) and benefits accrued prior to the Effective Date, which shall be paid at the times such payments are due. Such termination of the Prior Employment Agreement shall not affect the Employee's vested rights to deferred compensation.

         3. EMPLOYMENT. The Employee is employed as the President and Chief Executive Officer of the Bank. As such, the Employee shall render such management services as are specified by the Board of Directors and are customarily performed by persons situated in similar executive capacities consistent with the Employee's duties as of the date of this Agreement. The Employee shall also render services to any subsidiary or subsidiaries of the Bank as requested by the Bank from time to time. The Employee shall devote his best efforts and reasonable time and attention to the business and affairs of the Bank to the extent necessary to discharge his responsibilities hereunder. The Employee may (i) serve on charitable boards or committees at the Employee's discretion without consent of the Board of Directors and, in addition, on such corporate boards as are approved in a resolution adopted by a majority of the Board of Directors, and (ii) manage personal investments, so long as such activities do not interfere materially with performance of his responsibilities hereunder.

         4. CASH COMPENSATION.

                  (a) SALARY. The Bank agrees to pay the Employee during the term of this Agreement a base salary (the "Salary") the annualized amount of which shall be not less than Four Hundred Thousand Dollars ($400,000). The Salary shall be paid no less frequently than monthly and shall be subject to customary tax withholding. The amount of the Salary shall be increased (but under no circumstances may the Salary be decreased) from time to time in accordance with the amounts approved by the Board of Directors after the Effective Date. In order to effectuate the purpose of the


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preceding sentence, the amount of the Salary shall be reviewed by the Board of
Directors at least every three years during the term of this Agreement. At his option, the Employee may defer payment of a portion of the Salary consistent with deferred compensation programs of the Bank and the Holding Company and applicable IRS regulations.

                  (b) BONUSES. The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Bank in such performance-based and discretionary bonuses, if any, as are authorized and declared by the Board of Directors for executive officers of the Bank.

                  (c) EXPENSES. The Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Holding Company and the Bank, PROVIDED THAT the Employee accounts for such expenses as required under such policies and procedures.

         5. BENEFITS.

                  (a) PARTICIPATION IN BENEFIT PLANS. The Employee shall be entitled to participate, to the same extent as executive officers of the Holding Company and the Bank generally, in all plans of the Holding Company and the Bank relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, retirement or employee benefits or combination thereof. In addition, the Employee shall be entitled to be considered for benefits under all of the stock and stock option related plans in which the Holding Company's or the Bank's executive officers are eligible or become eligible to participate.

                  (b) FRINGE BENEFITS. The Employee shall be eligible to participate in, and receive benefits under, any other fringe benefit plans or perquisites which are or may become generally available to the Holding Company's or the Bank's executive officers, including but not limited to supplemental retirement, incentive compensation, supplemental medical or life insurance plans, company cars, club dues, physical examinations, financial planning and tax preparation services. Without limiting the generality of the foregoing, the Bank agrees to pay for Employee's membership dues and related expenses in Mission Hills Country Club (Northbrook, Illinois) and expenses for an automobile provided to Employee by the Bank commensurate with similarly situated officers of the Holding Company and the Bank.

                  (c) LIFE INSURANCE AND DISABILITY INSURANCE POLICIES. Until the soonest of the expiration of the term of this Agreement (including extensions of the term as provided for in Section 2), the date of Voluntary Termination, the date of Termination for Cause or the date on which the Employee attains age 70, the Bank shall pay premiums on the following life insurance policies. The Guardian Life Insurance Company of America Policy Numbers 2932634 ($180,000 face amount) and 2880468 ($180,000 face amount). Until the soonest of the expiration of the term of this Agreement (including extensions as provided for in Section 2), the date of Voluntary Termination, the date of Termination for Cause or the date on which the employee attains the age at which disability coverage expires under the following disability policies, the Bank shall pay the premiums on the following disability policies: The Guardian Life Insurance Company of America Disability Policy Nos. G-441671 and G-418069.

         6. VACATIONS; LEAVE. The Employee shall be entitled (i) to annual paid vacation of four weeks in accordance with the policies established by the Board of Directors for executive officers, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and upon such conditions as the Board of Directors may determine in its discretion.

         7. TERMINATION OF EMPLOYMENT.

                  (a) INVOLUNTARY TERMINATION. If the Employee experiences an Involuntary Termination, such termination of employment shall be subject to the Bank's obligations under this Section 7. In the event of the Involuntary Termination, if the Employee has offered to continue to provide services as contemplated by this Agreement and such offer has been declined, then, subject to Section 7(b) of this Agreement, the Bank shall, as liquidated damages (i) during the remaining term of this Agreement, pay to the Employee monthly one-twelfth of the Salary at the annual rate in effect immediately prior to the Date of Termination and one-twelfth of the average annual amount of cash bonus of the Employee, based on the average amounts of cash bonus earned by the Employee for the two full fiscal years preceding the Date of Termination; (ii) provide the benefits set forth in Section 7(f) of this Agreement on the terms set forth therein PROVIDED THAT during the remaining term of this Agreement, the Bank shall pay the same portion of the cost of benefits under Section 7(f) as it would have paid if no termination of employment had occurred; and (iii) if the Employee is the record or beneficial


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owner of any options for stock of the Holding Company as of the Date of
Termination, then notwithstanding the provisions of any other agreements or documents relating to such options, such options shall be deemed to be fully vested on the Date of Termination and shall be exercisable for a period of not less one year from the Date of Termination and the Bank shall guarantee that the Employee shall receive the benefits of such vesting; and (iv) if the Employee is not fully vested under any other benefit plan or arrangement in which he is a participant as of the Date of Termination (except for any "employee pension plan" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, including any "multiemployer plan" as defined in Section 3(37) of such Act), deem the Employee to be fully vested therein and the Bank shall guarantee that he shall receive benefits thereunder accordingly.

                  (b) MITIGATION OF THE BANK'S OBLIGATIONS UNDER SECTION 7(a).

                           (1) In the event that the Employee becomes entitled
to liquidated damages pursuant to Section 7(a), (i) the Bank's obligation under clause (i) of Section 7(a) with respect to cash damages shall be reduced by the amount of the Employee's cash income, if any, earned from providing services other than to the Bank (or any successor) or its affiliates during the remaining term of this Agreement; and (ii) if the Employee receives benefits under a supplemental retirement plan pursuant to clause (iv) of Section 7(a), the Bank's obligation under clause (iv) of Section 7(a) shall be reduced to the extent, if any, that the Employee receives benefits under a supplemental retirement plan of an employer other than the Holding Company (or any successor) or any of its affiliates. For purposes of this Section 7(b), the term "cash income" shall include amounts of salary, wages, bonuses, incentive compensation and fees paid to the Employee in cash but shall not include shares of stock, stock options, stock appreciation rights or other earned income not paid to the Employee in cash.

                           (2) The Employee agrees that in the event he becomes
entitled to liquidated damages pursuant to Section 7(a), throughout the period during which he is so entitled, he shall promptly inform the Bank of the nature and amounts of cash income and other non-cash income and benefits which he earns from providing services other than to the Bank (or any successor) or its affiliates, and shall provide such documentation of such cash and non-cash income and benefits as the Bank may request. In the event of changes to such cash and non-cash income and benefits from time to time, the Employee shall inform the Bank of such changes, in each case within 15 days after the change occurs, and shall provide such documentation concerning the change as the Bank may request.

                  (c) CHANGE IN CONTROL. In the event that within the 18 months following a Change in Control the Employee experiences an Involuntary Termination, in addition to the Bank's obligations under Section 7(a) of this Agreement, the Bank shall pay to the Employee in cash, within 25 days after the Date of Termination, an amount equal to 299% of the Employee's "base amount" as determined under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), reduced (not less than zero) by the present value of payments to be made under clause (i) of Section 7(a) of this Agreement. For this purpose, present value shall be determined as present value of a payment is determined under Section 280G of the Code using the applicable Federal rate in effect on the date such determination is made or the date of this Agreement, whichever is lower. Notwithstanding any other provision of this Agreement, if the payment under this Section 7(c), together with any other amounts and the value of benefits received or to be received by the Employee in connection with the Change in Control would cause any amount to be nondeductible by the Bank (or any successor), or the consolidate group of which the Bank (or any successor) is a member for federal income tax purposes, pursuant to or by reason of Section 280G of the Code, then the payment under this Section 7(c) shall be further reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to be received by the Employee without causing any amount to become nondeductible pursuant to or by reason of Section 280G of the Code. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                  (d) TERMINATION FOR CAUSE. In the event of Termination for Cause, the Bank shall have no further obligation to the Employee under this Agreement after the Date of Termination except as set forth in Section 7(f) hereof.

                  (e) VOLUNTARY TERMINATION. The Employee may terminate his employment voluntarily at any time by a notice pursuant to Section 8 of this Agreement. Except as may be provided in Sections 7(c) and 7(f) of this Agreement, in the event that the Employee voluntarily terminates his employment other than by reason of any of the actions that constitute Involuntary Termination under Section 7(b) of this Agreement ("Voluntary Termination"), the Bank shall be obligated to the Employee for the amount of his Salary and benefits only through the Date of Termination, at the time such payments are due (accrued vacation shall be payable within seven days after the Date of Termination), and the Bank shall have no further obligation to the Employee under this Agreement except a final annual bonus in an amount consistent with the Bank's year-end bonus practices, PROVIDED THAT the Board of Directors shall determine the amount of such bonus in good


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faith at the time of the Employee's termination, taking into consideration the portion of the year elapsed prior to termination, and the Bank shall pay such bonus in cash on the Date of Termination.

                  (f) HEALTH BENEFITS. Notwithstanding any other provision of this Agreement, upon cessation of the Employee's service as an employee of the Bank (or any successor) or any of its affiliates for any reason other than death, the Bank (or any successor, directly or through its affiliates) shall provide or make available to the Employee thereafter during the lifetime of the Employee the same health insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance, as he would have been eligible for if he had continued to serve as an executive officer of the Bank (or any successor), for the benefit of himself and his dependents and beneficiaries who would have been eligible for such benefits if the Employee had continued to serve as an executive officer of the Bank (or any successor), on terms as favorable to the Employee as to other executive officers of the Bank (or any successor) from time to time, including amounts of coverage and deductibles, PROVIDED THAT the Employee shall pay during the term of this Agreement the same portion of the cost of such benefits and insurance as he would pay if employed by the Bank (or a successor) during the term of this Agreement (even if his employment is terminated during the term) and the Employee shall pay the full cost of such benefits and insurance after the term of this Agreement ends; PROVIDED FURTHER THAT the Bank's obligations under this
Section 7(f) shall be reduced to the extent that, and so long as, the Employee receives such benefits on no less favorable terms from another employer. The Bank's obligations under this Section 7(f) shall survive the term of this Agreement.

                  (g) DEATH. In the event of the death of Employee during the term of this Agreement and prior to any termination of employment, the Bank shall pay to the Employee's estate, or such person as the Employee may have previously designated in writing, the Salary which was not previously paid to the Employee and which he would have earned if he had continued to be employed under this Agreement through the last day of the calendar month in which the Employee died, and a bonus (prorated in accordance with the portion of the fiscal year expired as of the date of his death) in an amount consistent with the Bank's year-end bonus practices as determined by the Board of Directors in good faith, which bonus shall be paid within 90 days after the death of the Employee.

                  (h) DISABILITY. If the Employee becomes entitled to benefits under the terms of the then-current disability plan, if any, of the Holding Company or the Bank (a "Disability Plan"), he shall be entitled to receive such group and other disability benefits, if any, as are then provided by the Holding Company or the Bank for executive employees. In the event of such disability, this Agreement shall not be suspended, except that (i) the Holding Company's obligation to pay the Salary to the Employee shall be reduced in accordance with the amount of disability income benefits received by the Employee, if any, pursuant to this Section 7(h) or the policies described in Section 5(c) such that on an after-tax basis, the Employee shall realize from the sum of disability income benefits and a portion of the Salary (if any) the same amount as he would realize on an after-tax basis from the Salary if the Bank's obligation to pay salary were not reduced pursuant to this Section 7(h); and
(ii) upon a resolution adopted by a majority of the disinterested members of the Board of Directors, the Bank may discontinue payment of the Salary beginning six months following a determination that the Employee has become entitled to benefits under a Disability Plan or otherwise unable to fulfill his duties under this Agreement.

                  (i) REGULATORY ACTION. Notwithstanding any other provisions of this Agreement, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.
C. sections 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

         8. NOTICE OF TERMINATION. Subject to the provisions of Section 1(e) of this Agreement, in the event that the Bank desires to terminate the employment of the Employee during the term of this Agreement, the Bank shall deliver to the Employee a written notice of termination, stating whether such termination constitutes Termination for Cause or Involuntary Termination, setting forth in reasonable detail the facts and circumstances that are the basis for the termination, and specifying the date upon which employment shall terminate, which date shall be at least 30 days after the date upon which the notice is delivered, except in the case of Termination for Cause. In the event that the Employee determines in good faith that he has experienced an Involuntary Termination of his employment, he shall send a written notice to the Bank stating the circumstances that constitute such Involuntary Termination and the date upon which his employment shall have ceased due to such Involuntary Termination. In the event that the Employee desires to effect a Voluntary Termination, he shall deliver a written notice to the Bank, stating the date upon which employment shall terminate, which date shall be at least 90 days after the date upon which the notice is delivered, unless the parties agree to a date sooner.

         9. COVENANT NOT TO COMPETE. The Employee agrees that his services are special and unique, and of an unusual and extraordinary character which gives them peculiar value for which monetary damages cannot provide adequate compensation. In consideration of the Bank's entering into this Agreement, the Employee hereby agrees that during the Non-Compete Period (as defined below), he shall not without the prior written consent of the Bank:

                  (1) serve as a director, officer, or employee of, or directly or indirectly, as a consultant, independent contractor or otherwise, provide any personal services to any institution insured by the Federal Deposit Insurance Corporation or any affiliate of such an institution which institution or affiliate has an office in Cook County, Illinois or adjacent counties in Illinois; or

                  (2) solicit, or directly or indirectly cause to be solicited, any employee of the Bank to leave his or her employment; or

                  (3) solicit, or directly or indirectly cause to be solicited, customers of the Bank for the purpose of offering loans or other financing services to such customers.

         The term "Non-Compete Period" shall mean (i) in the event of Termination for Cause, the period of three years following the Date of Termination, (ii) in the event of Involuntary Termination not following a Change in Control, the period of the remaining term of this Agreement, (iii) in the event of Involuntary Termination following a Change in Control which occurs during the term of this Agreement, the period of the lesser of one year or the remaining term of this Agreement, (iv) in the event of Voluntary Termination not following a Change in Control, the period of 18 months, and (v) in the event of Voluntary Termination following a Change in Control which occurs during the term of this Agreement, the period of one year following the Date of Termination. The provisions of this Section 9 shall survive expiration of the term of this Agreement.

         If any provision of this Section 9, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Section 9 or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision shall then be enforceable and shall be enforced. Upon breach of any provision of this Section 9, the Bank shall be entitled to injunctive relief, since the remedy at law would be inadequate and insufficient. In addition, the Bank shall be entitled to such damages as it can show it has sustained by reason of such breach.

         10. ATTORNEYS' FEES. The Bank shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as a result of (i) the Employee's contesting or disputing any termination of employment, or (ii) the Employee's seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Bank (or any successor) or an affiliate under which the Employee is or may be entitled to receive benefits; PROVIDED THAT the Bank's obligation to pay such fees and expenses is subject to the Employee's prevailing with respect to the matters in dispute in any proceeding initiated by the Employee or the Employee's having been determined to have acted reasonably and in good faith with respect to any proceeding initiated by the Bank.

         11. NO ASSIGNMENTS EXCEPT BY OPERATION OF LAW IN CERTAIN MERGERS.

                  (a) This Agreement is personal to each of the parties hereto, and neither may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party except that, by operation of law in a merger in which the Bank is a party but not the resulting entity, the Bank's obligations may be assigned to and assumed by the resulting entity of such a merger; provided, however, that the Bank shall require any successor or assign (other than by operation of law in a merger in which the Bank is a party but not the resulting entity) by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation and benefits from the Bank in the same amount and on the same terms as the compensation pursuant to
Section 7(a), Section 7(c) and Section 7(f) hereof. For purposes of implementing the provisions of this Section 11, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         12. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank at its home office, to the attention of the Board of Directors with a copy to the Secretary of the Bank, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank.

         13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

         14. HEADINGS. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         15. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provisions shall not affect the validity or enforceability of the other provisions hereof.

         16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Illinois.

         17. ATTORNEY'S FEES. Avondale shall be solely responsible for payment of any and all legal fees incurred by Employee in the preparation, negotiation and execution of this Agreement.

         18. SUCCESSORS TO CODE SECTIONS. All provisions of this Agreement referring to sections of the U.S.C. (United State Code) or to the Internal Revenue Code shall be deemed to refer to successor code sections in the event of renumbering of code sections.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



Attest:                                        MANUFACTURERS BANK

 /s/  DORIA L. KOROS                          /s/  MITCHELL FEIGE
----------------------                      ----------------------------
      SECRETARY                                    MITCHELL FEIGER
                                                   CHAIRMAN

                                               EMPLOYEE:

                                             /s/  BURTON J. FIELD
                                             --------------------------
                                                  BURTON J. FIELD